As filed with the Securities and Exchange Commission on June 6, 2003
                                                Registration No. 333-_____

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  Saucony, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

         Massachusetts                                  04-1465840
(State Or Other Jurisdiction                (I.R.S. Employer Identification No.)
 Of Incorporation Or Organization)

13 Centennial Drive, Peabody, Massachusetts             01960
(Address Of Principal Executive Offices)             (Zip Code)


                            2003 Stock Incentive Plan
                            (Full Title Of The Plan)

                                  Michael Umana
                 Chief Operating Officer, Senior Vice President,
                      Finance and Chief Financial Officer
                               13 Centennial Drive
                                Peabody, Ma 01960
                     (Name And Address Of Agent For Service)

                                 (978) 532-9000
          (Telephone Number, Including Area Code, Of Agent For Service)

                                          CALCULATION OF REGISTRATION FEE

========================== ==================== ====================== ====================== ======================
 Title of Each Class of                           Proposed Maximum       Proposed Maximum
    Securities to be          Amount to be       Offering Price Per     Aggregate Offering          Amount of
       Registered             Registered(1)             Share                  Price            Registration Fee
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Class A Common Stock,
$.33-1/3 par value per
share                        250,000 shares          $11.35 (2)           $2,837,500 (2)             $230.00

Class B Common Stock,
$.33-1/3 par value per
share                       1,750,000 shares         $11.45 (2)           $20,037,500 (2)           $1,622.00

-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Total:                      2,000,000 shares             --              $22,875,000                $1,852.00
========================== ==================== ====================== ====================== ======================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant's Class A Common Stock and Class B Common Stock, as the case may be, as reported on The NASDAQ National Market on June 3, 2003.

                                EXPLANATORY NOTE

     At the 2003 Annual Meeting of Stockholders of Saucony, Inc., a Massachusetts corporation (the "Registrant"), the stockholders of the Registrant approved the Registrant's 2003 Stock Incentive Plan (the "Plan"), authorizing an aggregate of 1,750,000 shares, which may be either shares of the Registrant's Class A common stock, $.33-1/3 par value per share (the "Class A Common Stock"); or Class B common stock, $.33-1/3 par value per share (the "Class B Common Stock"), for issuance under the Plan. This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 250,000 shares of Class A Common Stock and 1,750,000 shares of Class B Common Stock under the Plan. Because the Plan, as approved by the Registrant's stockholders, contemplates that either Class A Common Stock or Class B Common Stock may be issued, this Registration Statement covers an aggregate of 2,000,000 shares (250,000 shares more than the shares approved for issuance under the Plan) in order to provide the Registrant with flexibility in allocating grants under the Plan among Class A Common Stock-based grants and Class B Common Stock-based grants. The Registrant will not issue more than an aggregate of 1,750,000 of the shares registered hereby unless stockholder and corporate approvals authorizing the issuance of additional shares under the Plan, to the extent required under applicable laws and regulations, are first obtained.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in
     (a) above.

(c) The description of the securities contained in the Registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not  applicable.

     Item 5. Interests of Named Experts and Counsel.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. David E. Redlick, a partner of Hale and Dorr LLP, serves as Clerk to the Registrant.

     Item 6. Indemnification of Directors and Officers.

     Consistent with applicable provisions of Chapter 156B of the Massachusetts General Laws, the Registrant's Restated Articles of Organization, as amended (the "Articles of Organization"), provide that the Registrant's directors and officers may be indemnified by the Registrant from and against any claims, liabilities and expenses to which they may become subject by reason of being a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant.

     Generally, Article 6 of the Articles of Organization provides for the indemnification of directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status of service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under Article 6, a director or officer of the Registrant will be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

     The Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above will be made unless the Registrant determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination would be made by a majority of a quorum of the directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The Board of Directors can authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer can petition the court to make an independent determination of whether such director or officer is entitled to indemnification. The Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                    (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peabody, Massachusetts, on this 6th day of June, 2003.

                                        SAUCONY, INC.



                                        By:   /s/ Michael Umana
                                        ---------------------------
                                              Michael Umana
                                              Chief Operating Officer,
                                              Senior Vice President, Finance and
                                              Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Saucony, Inc., hereby severally constitute and appoint John H. Fisher, Michael Umana and David E. Redlick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Saucony, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                             Date
       ---------                    -----                             ----


/s/ John H. Fisher             Chairman of the Board,              June 6, 2003
John H. Fisher                 President and Chief Executive
                               Officer (Principal Executive
                               Officer)


/s/ Charles A. Gottesman       Vice Chairman of the Board,         June 6, 2003
Charles A. Gottesman           Executive Vice President,
                               Business Development


/s/ Michael Umana              Chief Operating Officer,            June 6, 2003
Michael Umana                  Senior Vice President, Finance
                               and Chief Financial Officer
                               (Principal Financial Officer)


/s/ Roger P. Deschenes         Vice President, Controller and      June 6, 2003
Roger P. Deschenes             Chief Accounting Officer
                               (Principal Accounting Officer)


/s/ Jonathan O. Lee            Director                            June 6, 2003
Jonathan O. Lee


/s/ Robert J. Lefort, Jr.      Director                            June 6, 2003
Robert J. Lefort, Jr.


/s/ John J. Neuhauser          Director                            June 6, 2003
John J. Neuhauser

                                INDEX TO EXHIBITS
                                -----------------

Number             Description
------             -----------

4.1 Restated Articles of Organization, as amended, of the Registrant was previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K, dated May 21, 1998, and is incorporated in this registration statement by reference.

4.2 By-Laws, as amended, of the Registrant were previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 2003 and are incorporated in this registration statement by reference.

5.1       Opinion of Hale and Dorr LLP, counsel to the Registrant.

23.1 Consent of Hale and Dorr LLP is included in Exhibit 5.1 filed with this registration statement.

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of PricewaterhouseCoopers LLP.

24.1 Power of attorney is included on the signature pages of this registration statement.

99.1      2003 Stock Incentive Plan.